      As filed with the Securities and Exchange Commission on May 14, 1999
                                                        Registration No. 333-___
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________
                              CHEAP TICKETS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                   Delaware                               99-0338363
           (State or Other Jurisdiction of             (I.R.S. Employer
        Incorporation or Organization)              Identification Number)

                           1440 Kapiolani Boulevard
                            Honolulu, Hawaii 96814
                                (808) 945-7439

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                              Cheap Tickets, Inc.
                             1997 Stock Option Plan
                           1999 Stock Incentive Plan
                             (Full Title of Plans)
                                _______________
                               Michael J. Hartley
         Chairman of the Board, Chief Executive Officer, and President
                              Cheap Tickets, Inc.
                            1440 Kapiolani Boulevard
                             Honolulu, Hawaii 96814
                                 (808) 945-7439
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                _______________
                                   Copies to:
                             Henry M. Fields, Esq.
                              Victor H. Sim, Esq.
                            Morrison & Foerster LLP
                             555 West Fifth Street
                       Los Angeles, California 90013-1024
                                  213-892-5200
                                  ___________
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
          Title of Securities                         Amount to     Proposed Maximum     Proposed Maximum          Amount of
            to be Registered                        Be Registered    Offering Price     Aggregate Offering      Registration Fee
                                                                        Per Share             Price
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share..........   660,800 shares        $ 0.18 (1)       $   118,944 (1)
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share..........    67,200 shares          1.57 (1)           105,504 (1)
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share..........     6,000 shares         15.00 (1)            90,000 (1)
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value per share.......... 1,254,000 shares         34.25 (2)        42,949,500 (2)
-----------------------------------------------------------------------------------------------------------------------------------

 TOTAL                                            1,988,000 shares                         $43,263,948               $12,027.38
===================================================================================================================================

(1) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of calculating the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price for shares that are subject to outstanding options is calculated based on the exercise price of such options.
(2) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for shares subject to awards that have not been issued have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on May 11, 1999.
In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================
                              Page 1 of 11 pages
                  The Index to Exhibits appears on page II-7

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
                                EXPLANATORY NOTE

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Cheap Tickets, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), related to the Registration Statement on Form S-1 as declared effective on March 18, 1999 (File No. 333-70841).

     (b) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, as amended (File No. 000-25279).

     (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (b) above.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, filed after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the liability of each of its directors to its stockholders or the Company for monetary damages for breach of fiduciary duty to the full extent provided by the DGCL, as such law exists or may hereafter be amended.

     Indemnification applies to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative. Indemnification may include all expenses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the indemnified person.

     The Company maintains a directors' and officers' liability and reimbursement insurance policy intended to reimburse the Company for any payments made by it pursuant to its indemnification obligations.

     The foregoing statements are subject to the detailed provisions of Section 102(a)(7) of the DGCL and the Certificate of Incorporation of the Company, as applicable.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1*  1997 Stock Option Plan

     4.2*  1999 Stock Incentive Plan

     5.1   Opinion of Morrison & Foerster LLP

     23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.2  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     24.1  Power of Attorney (See page II-6)

     * Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 as declared effective on March 18, 1999 (File No. 333-70841).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cheap Tickets, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on May 14, 1999.

                              CHEAP TICKETS, INC.

                              By:    /s/ Dale K. Jorgenson
                                     -----------------------
                                     Dale K. Jorgenson
                                     Chief Financial Officer and Vice President
                                     of Finance

                               POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints Michael J. Hartley and Dale
K. Jorgenson, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-8 and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 14, 1999.


Signature                                                                 Title

/s/ Michael J. Hartley                             Chairman of the Board, Chief Executive Officer and
--------------------------------------             President
Michael J. Hartley

/s/ F. Michael Bartholomew                         Chief Operating Officer
--------------------------------------
F. Michael Bartholomew

/s/ Dale K. Jorgenson                              Chief Financial Officer and Vice President of
--------------------------------------             Finance
Dale K. Jorgenson

/s/ Tammy A. Ishibashi                             Executive Vice President of Ticket Distribution
--------------------------------------
Tammy A. Ishibashi

/s/ Sandra T. Hartley                              Vice President of Employee Relations and Director
---------------------------------------
Sandra T. Hartley

/s/ Giles H. Bateman                               Director
--------------------------------------
Giles H. Bateman

/s/ George R. Mrkonic                              Director
---------------------------------------
George R. Mrkonic

/s/ Donald J. Phillips                             Director
---------------------------------------
Donald J. Phillips

                                                   Director
----------------------------------------
Cece Smith

INDEX TO EXHIBITS

Exhibit
Number               Document
------              ----------
  4.1*        1997 Stock Option Plan

  4.2*        1999 Stock Incentive Plan

  5.1         Opinion of Morrison & Foerster LLP

  23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants

  23.2        Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

  24.1        Power of Attorney (see page II-6)

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 as declared effective on March 18, 1999 (File No. 333-70841).